SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


September 16, 2016
Date of Report
(Date of Earliest Event Reported)

POWERCOMM HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

	Delaware		000-55391 			47-3152668
    (State or other jurisdiction(Commission File Number)	(IRS Employer
       of incorporation)				   Identification No.)
3429 Ramsgate Terrace
Alexandria, Virginia 22309
(Address of principal executive offices) (zip code)

571-259-8773
(Registrant's telephone number, including area code

ITEM 4.01 Changes in Registrant's Certifying Accountant

On September 14, 2016, the accounting firm, Anton & Chia, LLP, (Anton & Chia)

Newport Beach, California, determined not to continue with the Registrant.

The firm of Anton & Chia had no disagreement with the Registrant. Anton & Chia had not performed any services for the Registrant since June 30, 2015 prior to its change in control and change of name from White Grotto Acquisition

Corporation.


The prior accountant's audit report on the financial statements for the period

January 12, 2015 (inception) through January 31, 2015 contains a note as to the

Company's ability to continue as a going concern. The note indicated that the

Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it had not been able to accomplish to the date of the report, and /or obtain additional financing from its stockholders and/or other third parties.


In connection with the audits of the Company's financial statements for the period from January 12, 2015 (inception) to January 31, 2015 and the period reviewed April 1, 2015 to June 30, 2015, there were no disagreements with the former accountants, Anton & Chia, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s)  in connection with its reports.


The Registrant has provided Anton & Chia with a copy of this disclosure and requested that they furnish a letter addressed to the U.S. Securities and

Exchange Commission stating whether it agrees with the above statements,

and if not, stating the respects in which it does not agree.  A copy of the letter from Anton & Chia addressed to the U.S. Securities and Exchange

Commission is filed as an Exhibit to this Current Report on Form 8-K.


On October 16, 2015 (the "Engagement Date"), the Company engaged KCCW

Accountancy Corp., PCAOB registered, Certified Public Accountants as its independent registered public accounting firm. The decision to engage

KCCW as the Company's independent registered public accounting firm was approved by the Company's Board of Directors.

	The address of KCCW Accountancy Corp. is:

	22632 Golden Springs Drive, Suite 230
	Diamond Bar, CA 91765

During the period January 12, 2015 (inception) and through the Engagement

Date, the Company, nor any one on its behalf, did not consult with KCCW in regard to the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and

(ii) of Regulation S-K.


ITEM 9.01   EXHIBITS

	16.1	Letter from former certifying public accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,

the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


Date: September 28, 2016		/s/  David Kwasnik
					Chief Executive Officer